                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240. 14a-11 (c) or (s) 240. 14a-12

                              AEROVOX INCORPORATED
                         ----------------------------
                (Name of Registrant as Specified in its Charter)

                              AEROVOX INCORPORATED
                         ----------------------------
                  (Name of Person (s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

     (1)  Title of each class of securities to which  transaction applies:
     (2)  Aggregate number of securities to which  transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                             AEROVOX INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On June 5, 2001

                               ----------------

To the Shareholders of Aerovox Incorporated

  Notice is hereby given that the Annual Meeting of Shareholders of Aerovox Incorporated (the "Company") will be held at the offices of Ropes & Gray, One International Place, Room 36/1, Boston, Massachusetts 02110, at 11:00 a.m. on Tuesday, June 5, 2001 for the following purposes:

    1. To elect two Class III directors to serve until the Annual Meeting in the year 2004.

    2. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 23, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session thereof.

  To assure your representation at the meeting, you are urged to sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope.

                                          By order of the
                                          Board of Directors


                                          /s/ F. Randal Hunt
                                          F. Randal Hunt
                                          Secretary

New Bedford, Massachusetts
April 25, 2001

                             AEROVOX INCORPORATED
                          167 John Vertente Boulevard
                             New Bedford, MA 02745

                        ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Aerovox Incorporated (the "Company") to be voted at the Annual Meeting of Shareholders to be held on June 5, 2001 and at any adjourned session thereof. You can ensure that your shares will be voted by signing and returning the enclosed proxy in the envelope provided. Sending in a proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by a written revocation received by the Secretary, by a subsequently dated proxy or by oral revocation in person to the Secretary at the meeting. This Proxy Statement and accompanying proxy will be mailed commencing on or about April 30, 2001 to all shareholders entitled to vote at the meeting. The Annual Report to Shareholders for the Company's fiscal year ended December 30, 2000 is being mailed with this Proxy Statement.

  The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, facsimile or personal interview, but will not be specially compensated for such service. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy intend to vote in favor of the election of the two nominees named below, all of whom are now directors of the Company, as Class III directors unless authority to vote for the election of the nominees is withheld by marking the box entitled "WITHHELD" on the enclosed proxy.

  The Company's Bylaws provide for not more than fifteen nor less than three members of the Board of Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at seven members. As provided in the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Directors of each class are considered for re-election at the Annual Meeting of Shareholders held in the year in which the term of such class expires and serve thereafter for three years.

  The persons elected as Class III directors will serve until the Annual Meeting of Shareholders in the year 2004 and until their successors are elected and shall qualify. The remaining five incumbent directors will continue to serve as set forth below. Each of the nominees is expected to be able to serve, but if any nominee is unable to serve, or should any vacancy arise for whatever reason, the proxies intend to vote the shares to which this proxy relates for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may in their discretion determine. Alternatively, in any such situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees named herein who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent the authority to so vote is withheld.

  The names of the Class III nominees and incumbent Class I and Class II directors, their ages, and certain other information regarding the nominees and incumbent directors are set forth in the following table.

Name                         Age                   Information
----                         ---                   -----------

              Nominees as Class III Directors--Terms Expiring 2004

John F. Brennan.............  68 Mr. Brennan is Dean, Sawyer School of
 Director since 1989              Management, Suffolk University, a position he
                                  has held since 1992. He was F. William Harder
                                  Professor of Management at Skidmore College
                                  from 1984 to 1992, Chairman and Chief Executive
                                  Officer of the H. T. Hackney Company from 1981
                                  to 1983 and President and Chief Executive
                                  Officer of Chemical Separations Corporation
                                  from 1972 to 1981. Mr. Brennan serves as a
                                  director of The Timberland Company, Data
                                  Storage Corporation and Lite Control
                                  Corporation.

Dennis Horowitz.............  55 Mr. Horowitz is Chairman, President and Chief
 Director since 1995              Executive Officer of Wolverine Tube, Inc. a
                                  manufacturer of high technology copper and
                                  copper alloy tube and fabricated products,
                                  which he joined in March 1998. From 1994 to
                                  1997, he was President of the Americas, AMP
                                  Incorporated, a manufacturer of electronic
                                  components. Mr. Horowitz served as President
                                  and Chief Executive Officer of Philips
                                  Technologies, a manufacturer of electrical and
                                  electronic equipment and components, from 1993
                                  to 1994; of Philips Components, a manufacturer
                                  of electrical and electronic components and
                                  photonic products, from 1990 to 1993 and of
                                  Magnavox Corporation from 1986 to 1990 - all
                                  divisions of Philips Electronics North America
                                  Corporation. Mr. Horowitz currently serves as a
                                  director of Superconductor Technologies, Inc.
                                  and is also a director of Wolverine Tube, Inc.

                Incumbent Class I Directors--Terms Expiring 2002

Robert D. Elliott...........  50 Mr. Elliott was named President of Aerovox in
 Director since 1996              March 1996 and was appointed Chief Executive
                                  Officer in September 1996. From 1993 to 1996,
                                  Mr. Elliott was Group Executive of the
                                  Electrical Products Division of Eagle
                                  Industries, a diversified manufacturing
                                  company. From 1991 to 1993, he served as
                                  President of Hendrix Wire & Cable, a
                                  manufacturer of cable and accessories for the
                                  electric utility market and unit of Eagle's
                                  Electrical Products Division.

William G. Little...........  59 Mr. Little is President and Chief Executive
 Director since 1994              Officer of Quam Nichols Co., a manufacturer of
                                  commercial audio products, which he joined in
                                  1970. Mr. Little is the former Chairman of the
                                  United States Chamber of Commerce.

Name                     Age                   Information
----                     ---                   -----------

              Incumbent Class II Directors--Terms Expiring 2003

Sherel D. Horsley.......  58 Mr. Horsley retired from Texas Instruments
 Director since 1997          Incorporated, an electronics company whose
                              products include semiconductor components,
                              electronic/electromechanical controls, digital
                              imaging systems and electronic calculators, in
                              December 2000 after joining the company in
                              1965. Mr. Horsley served as Senior Vice
                              President and Product Manager for the Digital
                              Imaging Group of Texas Instruments, from April
                              1997 to December 2000. He was Senior Vice
                              President and General Manager of the company's
                              Digital Printing Systems Business Unit from
                              August 1996 to April 1997. Before that
                              assignment, he served the company as Senior
                              Vice President and Manager of Business
                              Development for the Systems and Software
                              Businesses and Manager of Corporate Marketing;
                              and as Senior Vice President and Manager of
                              Business Development for the Defense Systems
                              and Electronics Group.

Benedict P. Rosen.......  65 Mr. Rosen has served as Chairman and Chief
 Director since 1995          Executive Officer of AVX Corporation, a
                              manufacturer of passive electronic components
                              since 1993. From 1990 to 1993, Mr. Rosen was
                              President and Chief Operating Officer of AVX
                              Corporation, and was Executive Vice President
                              of the company from 1985 to 1990. He serves as
                              a Senior Managing Director of Kyocera
                              Corporation, AVX's parent company. Mr. Rosen
                              also serves as a director of Nordson
                              Corporation.

Enrique Sanchez           56 Mr. Sanchez is Senior Vice President of Aerovox
 Aldunate...............      Inc. and President of Aerovox de Mexico, the
 Director since 1999          Company's subsidiary in Mexico City. He joined
                              the Board of Directors in May 1999 following
                              the Company's acquisition of Compania General
                              de Electronica S.A. de C.V. (CGE) in April
                              1999. From 1972 to 1999, he served as General
                              Manager of CGE. Prior to his post there, he
                              held the positions of Manufacturing Manager and
                              Marketing Manager at Dispositivos Electronicos
                              S.A., a manufacturer of vacuum tubes in Mexico
                              City. From 1995 to 1999, Mr. Sanchez served as
                              President of NYCE, the Electronic Normalization
                              and Certification Institute, in Mexico.

  Directors who are not employees of the Company receive annual fees in the amount of $12,000, plus $1,500 for each Board meeting attended and $500 for each meeting of a Committee of the Board attended in conjunction with a Board meeting and $1,000 for committee meetings held separately from a Board meeting. Mr. Horsley, who serves as Chairman, receives an annual fee of $24,000. Members of the Executive Committee and Committee Chairmen receive an additional $1,000 per year. All Directors are reimbursed for out-of-pocket expenses incurred in attending such meetings.

  The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, consisting of Messrs. Brennan, Horowitz, Horsley and

Elliott (Chairman), has the authority to act for the Board of Directors between meetings of the full Board. The Executive Committee held no meetings during fiscal 2000.

  The Audit Committee, consisting of Messrs. Horsley, Rosen and Brennan (Chairman), held three meetings during fiscal 2000. All are independent directors as defined by Nasdaq listing standards. The functions of the Audit Committee are described on page 5 of this Proxy Statement under the heading "Report of the Audit Committee."

  The Compensation Committee, consisting of Messrs. Horowitz, Rosen and Little (Chairman), held two meetings during fiscal 2000. The Compensation Committee is responsible for reviewing officer, certain senior manager and director compensation arrangements and certain benefit programs.

  The Nominating Committee, consisting of Messrs. Brennan, Elliott, Little and Sanchez held no meetings during fiscal 2000. The Nominating Committee recommends potential Board members and the re-election of the Directors at the expiration of their respective terms, presents annually a slate of officers for the Board and makes nominations as vacancies occur, recommends to the Board appointments to standing committees and evaluates the effectiveness and performance of all Board committees.

  The Board of Directors held five meetings during fiscal 2000. Each of the directors attended all the directors' meetings and the relevant committee meetings during 2000, except for Mr. Rosen, who attended three of five directors' meetings during the year.

  The Company's Bylaws establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors. In general, notice regarding stockholder nominations for director or other stockholder proposals must be received by the Secretary of the Company not less than 45 days prior to the anniversary of the date of the immediately preceding annual meeting and must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination or proposal. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

 Stock Option Plan for Directors

  The Company has established the 1999 Stock Option Plan for Directors (the "Plan") pursuant to which each director who is not an employee of the Company (each an "Eligible Director") is awarded an initial option grant covering 2,500 shares of common stock upon his election as a director. Following the initial grant, each Eligible Director, on the day of each annual meeting of shareholders of the Company, will receive options covering 1,000 shares (subject to the maximum number of shares available under the Plan) of common stock on such date, provided that if less than one year elapses between an initial grant and an annual grant, the Eligible Director will receive options covering 250 shares for each quarter of service. The exercise price of each option is 100% of fair market value (as defined in the Plan) on the date of award. The exercise price of the options for 1,000 shares awarded to each Messrs. Brennan, Horowitz, Horsley, Little and Rosen, all in 2000, was $3.95. Options become exercisable on the first anniversary of the date of grant. 25,000 shares have been authorized for delivery upon exercise of options under the Plan. The Plan is administered by a director of the Company who is not eligible to receive awards under the Plan (Mr. Elliott).

                         REPORT OF THE AUDIT COMMITTEE

  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

  During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on May 2, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq Stock Market rules, appears as Appendix A to this Proxy Statement.

  As set forth in more detail in the charter, the Audit Committee's primary responsibilities are divided into three categories:

  . The Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters.

  . The Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided by the Company; and review of issues relating to the independence of the outside auditors.

  . The Committee oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company's internal auditing program.

  The Audit Committee met three times during fiscal 2000. As part of overseeing the preparation of the Company's financial statements, the Committee met with both management and KPMG L.L.P., the Company's outside auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included a discussion with KPMG L.L.P. of matters pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  In respect to the Company's outside auditors, the Committee discussed with KPMG L.L.P. matters related to their independence including disclosures made to the Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

  On the basis of the aforementioned discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, for filing with the Securities and Exchange Commission.

John F. Brennan, Chairman
Sherel D. Horsley
Benedict P. Rosen

                                  AUDIT FEES

  Aggregate fees billed by KPMG L.L.P. for services related to the annual audit and quarterly reviews for fiscal 2000 are expected to total $142,400. As of April 2, 2001, KPMG L.L.P. had billed the Company $128,000 of which $32,000 was paid by the Company for such services rendered.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

  The Company does not utilize its principal accountant for information technology services, therefore, no fees were billed by KPMG L.L.P. for fiscal 2000.

                                ALL OTHER FEES

  Aggregate fees billed by KPMG L.L.P. for fiscal 2000 services other than audit and information technology services are expected to total $33,800. As of April 2, 2001, KPMG L.L.P. had billed the Company $33,800 of which $14,100 was paid by the Company for such services rendered.

                            EXECUTIVE COMPENSATION

Executive Compensation Tables

  Set forth below is certain information with respect to compensation paid by the Company or its subsidiaries for the three most recent fiscal years to the Chief Executive Officer and the other six most highly compensated executive officers of the Company.

                          Summary Compensation Table

                                                                 Long-Term
                                                                Compensation
                                                                 Awards(1)
                                                                ------------
                                  Annual Compensation
                         --------------------------------------  Securities
   Name and Principal                            Other Annual    Underlying     Other All
        Position         Year  Salary   Bonus   Compensation(2)   Options    Compensation(3)
   ------------------    ---- -------- -------- --------------- ------------ ---------------
Robert D. Elliott....... 2000 $272,300       --        --           5,000        $15,016
 President & CEO         1999  247,500 $ 47,889        --          18,000         17,424
                         1998  240,000  130,824        --          12,000         15,412

Ted M. Miller(4)........ 2000  170,000       --        --           5,000          8,767
 Senior Vice President,  1999  162,500   35,000        --           5,000          7,400
 Engineering and
  Operations             1998  154,615   58,144        --          25,000          7,400

Timothy J. Brown(4)..... 2000  167,500       --        --           5,000          5,250
 Senior Vice President,  1999  162,500   20,658        --           5,000          7,275
 Marketing and Sales     1998       --       --        --              --             --

Enrique Sanchez
 Aldunate............... 2000  167,000       --        --           5,000             --
 Senior Vice President,  1999       --       --        --              --             --
 Aerovox Inc.            1998       --       --        --              --             --
 President, Aerovox de
  Mexico

Martin Hudis............ 2000  160,000       --        --           5,000          7,650
 Senior Vice President,  1999  156,500   19,782        --           5,000          7,400
 Technology Development  1998  155,000   56,327        --          20,000          7,269

Mulk R. Arora........... 2000  132,800       --        --           3,000          8,169
 Vice President,         1999  128,000   14,967        --           5,000          7,275
 Foil Operations         1998       --       --        --              --             --

F. Randal Hunt.......... 2000  127,000       --        --          20,000          7,906
 Senior Vice President &
  CFO                    1999       --       --        --              --             --
                         1998       --       --        --              --             --

--------
(1) The Company has not issued restricted stock awards or SARs. In addition, the Company does not maintain a "Long-Term Incentive Plan" as that term is defined in the applicable rules.
(2)  Does not exceed the lesser of $50,000 or 10% of salary and bonus.
(3) The amounts shown for each named officer for fiscal 2000 include matching Company payments for (i) life insurance premiums, and (ii) contributions to (a) the Aerovox Profit Sharing Savings Plan and (b) the Aerovox Deferred Supplemental Savings Plan, respectively, as follows: Mr.
     Elliott: $2,400, $5,250, $7,366; Mr. Miller: $2,400, $5,250, $1,117; Mr.
     Brown: $5,250 (Profit Sharing Savings Plan); Mr. Hudis: $2,400 (Life Insurance Premiums) and $5,250 (Profit Sharing Savings Plan); Mr. Arora:
     $2,400, $4,439, $1,330; Mr. Hunt: $2,400, $4,222, $1,284.
(4) Messrs. Miller and Brown were no longer employed by the Company effective January 3, 2001. Pursuant to the Company's 1999 Stock Option Incentive Plan, options granted to Messrs. Miller and Brown were canceled upon termination of employment.

Option Grant Table

  Stock options granted during the fiscal year ended December 30, 2000 to executive officers named in the summary compensation table.

                       Option Grants in Last Fiscal Year

                                      Individual Grants
                         -------------------------------------------- Potential Realizable Value
                         Number of   Percent of                         at Assumed Annual Rates
                         Securities Total Options                     of Stock Price Appreciation
                         Underlying  Granted to   Exercise                  of Option Term
                          Options   Employees in   Price   Expiration ----------------------------
  Name                   Granted(1)  Fiscal Year   ($/Sh)     Date        5%(2)        10%(2)
  ----                   ---------- ------------- -------- ---------- ------------- --------------
Robert D. Elliott.......    5,000          4%      $4.13   07/01/2010 $      12,971 $      32,871
Ted M. Miller(3)........    5,000          4%      $4.13   07/01/2010        12,971        32,871
Timothy J. Brown(3).....    5,000          4%      $4.13   07/01/2010        12,971        32,871
Enrique Sanchez A.......    5,000          4%      $4.13   07/01/2010        12,971        32,871
Martin Hudis............    5,000          4%      $4.13   07/01/2010        12,971        32,871
Mulk R. Arora...........    3,000          2%      $4.13   07/01/2010         7,783        19,723
F. Randal Hunt..........   10,000          7%      $3.13   02/15/2010        21,482        50,128
                           10,000          7%      $2.69   09/21/2010        22,960        55,070

--------
(1) Options were granted to Messrs. Elliott, Miller, Brown, Sanchez, Hudis, and Arora on July 1, 2000. Options were granted to Mr. Hunt on February 15, 2000, upon being named Vice President, Finance and on September 21, 2000, after being named Chief Financial Officer. Each grant becomes exercisable 20% per year and expires ten years from the date of grant.
(2) Amounts are hypothetical. Actual increases in value upon the exercise of stock options will depend upon performance of the Company's stock and overall stock market conditions.
(3) Pursuant to the Company's 1999 Stock Option Incentive Plan, options granted to Messrs. Miller and Brown were canceled upon termination of employment.

Year-End Option Value Table

  The following table shows, as to the individuals named in the compensation, table certain information with respect to options held on December 30, 2000.

   Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

                               Number of Securities       Value of Securities
                              Underlying Unexercised      Underlying In-the-
                                 Options at Fiscal      Money Options at Fiscal
                                   Year End 2000           Year End 2000(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Robert D. Elliott...........   88,400       46,600         -0-          -0-
Ted M. Miller(2)............   26,000       34,000         -0-          -0-
Timothy J. Brown(2).........   17,000       33,000         -0-          -0-
Enrique Sanchez A...........       --        5,000         -0-          -0-
Martin Hudis................   48,000       22,000         -0-          -0-
Mulk R. Arora...............   21,000       12,000         -0-          -0-
F. Randal Hunt..............    8,000       27,000         -0-          -0-

--------
(1) Based on the share price of $2.00 which was the closing price for a share of the Company's common stock on December 29, 2000.
(2) Pursuant to the Company's Stock Option Incentive Plans, options granted to Messrs. Miller and Brown under the 1999 Stock Option Incentive Plan were canceled upon termination of employment. Options granted under the 1989 Stock Option Incentive Plan are canceled 90 days after termination of employment.

  In each case options were granted at fair market value on the date of grant and are non-statutory options. Each option becomes exercisable 20% per year (or earlier upon termination of employment at age 65) and expires ten years from date of grant.

Change of Control Severance Benefits

  The Company has Severance Agreements with certain key employees, including Messrs. Elliott and Hunt which provide that if, within 24 months following a "change in control" (as defined in the Severance Agreements), the Company were to terminate the employees' employment other than for cause (as defined) or the employee was to terminate his employment for reasons specified in the agreement, the employee would receive severance pay in an amount equal to the sum of twice his base salary (at the rate in effect immediately before the change of control) and his target bonus for such year, without deduction for any amounts previously paid under the bonus plan, in the case of Mr. Hunt and three times such base salary and bonus in the case of Mr. Elliott. In addition, the Severance Agreements provide for the immediate vesting of bonus awards, stock options, etc., and immediate payment of deferred compensation amounts upon such termination. For one year following any such termination of employment, the employee would be entitled to continue participation in all accident and health plans provided by the Company. In addition, the Severance Agreements further provide for a "gross-up" under which, if the amounts paid under such Agreement would be subject to a federal excise tax on "excess parachute payments," the Company will pay an additional amount of cash so that, after payment of all such taxes by the employee, he will have received the amount he would have received in the absence of any such tax. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the employee in seeking enforcement of contractual rights following a change of control.

Indemnification Agreements

  The Company has entered into Indemnification Agreements with each director and the officers named in the Summary Compensation Table including Messrs. Elliott, Arora, Brown, Hudis and Miller. The Indemnification Agreements provide a number of procedures, presumptions and remedies used in the determination of the right of the director or officer to indemnification. These procedures, presumptions and remedies substantially broaden the indemnity rights of directors and officers beyond that provided by the Company's Amended and Restated Certificate of Incorporation. If an action against an indemnified party is dismissed with or without prejudice, the defense is deemed to have been successful and the indemnification is required to be made. The Indemnification Agreements provide that expenses must be paid within twenty days of the indemnification request (otherwise a determination in favor of the indemnified party is deemed to have been made). If there is a change in control of the Company (as defined in the Indemnification Agreements), the indemnified party is presumed to be entitled to indemnification (although the Company may overcome this presumption). The indemnified party may require that independent counsel make the determination of entitlement and may choose such counsel, subject to objection by the Company on limited grounds. If a determination of entitlement is made, the Company is bound, but if the indemnified party has previously been denied indemnification pursuant to the terms of the Indemnification Agreements, he or she is entitled to seek a de novo determination from a court. The Company is precluded from challenging the validity of the procedures and presumptions contained in the Indemnification Agreement in any court proceeding. The Indemnification Agreements cover proceedings brought on or after the date of the execution of the particular Indemnification Agreement, including proceedings based on acts prior to the date of that Agreement.

                            PERFORMANCE COMPARISON

  The graphs below compare cumulative total shareholder return on the Company's Common Stock, for the five-year period shown, with the NASDAQ Market Index and a peer group.

                        [COMPARISON CHART APPEARS HERE]


COMPANY/INDEX/MARKET 12/29/95 12/31/96 12/31/97 12/31/98 12/31/99 12/29/00
-------------------- -------- -------- -------- -------- -------- --------
Aerovox Inc. .......   100      80.85    71.28    36.17    53.19    34.04
Peer Group Index....   100      90.31   118.54    99.97   259.00   177.94
NASDAQ Market
 Index..............   100     124.27   152.00   214.39   378.12   237.66

Assumes $100 invested on January 1, 1996. The Peer Group consists of American Technical Ceramics Corp., Bel Fuse Inc., CTS Corp., Robinson Nugent Inc., Vishay Intertechnology Inc., and MagneTek. The Cherry Corp., which was previously included, does not appear in the Peer group because it was acquired by CABO Acquisition.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing officer compensation arrangements and certain benefit programs.

  For the purpose of comparison, the Committee periodically reviews industry surveys on officer salaries, focusing generally on the "durable goods manufacturing" sector. Information from these sources, rather than salary data from the peer group, was selected for comparison because it is readily available.

  There are three elements of the executive compensation program at Aerovox: base salary, annual incentive bonuses, and stock based awards. The program is designed to attract competent executives and to motivate them to achieve both the short and long-term goals of the Company. The Company believes its compensation program links executive achievement with shareholder interests.

Base Salary

  Base salaries of executives who have been with the Company for some time are generally in line with the median compensation for comparable positions as outlined in the surveys. Occasionally the Committee has found, however, that higher salaries are required to attract new executives with the requisite technical expertise.

  While the Company does not formally weigh these factors, decisions on annual increases are based on three criteria. First, the Committee makes a subjective appraisal of how well the Company has done within its own industry, considering competitive and economic situations. Secondly, the outcome of the annual review conducted by the Company to evaluate each officer's performance is considered by the Committee. Finally, if there has been a significant change in responsibility, this is recognized in salary decisions.

Executive Incentive Bonus Plan

  The Incentive Compensation Plan, was adopted in 1998 to motivate participating employees to do the best possible job in improving the Company's financial performance. Under this Plan, the measurements and the weighted values established for 2000 were net income after taxes (weighted at 75%) and a series of non-financial goals (weighted at 25%.) Each participant has a target participation level, which is a percentage of their base salary. The Compensation Committee assesses performance after receipt of audited financial statements and a written report from management at the close of the year. The two measurements are assessed independently and, if warranted, bonuses awarded accordingly.

  After reviewing the Company's fiscal 2000 financial performance, the Compensation Committee concluded that the participants did not meet their financial goals. Although some of the non-financial goals were met or exceeded, the Committee decided not to award any bonuses for fiscal 2000.

Stock Incentive Plan

  The third element of the Company's executive compensation program is the Stock Incentive Plan. Under this Plan, employees who contribute to the management, growth and profitability of the Company are eligible to receive stock options, which vest over a five-year period. The Compensation Committee considers that ownership of securities encourages management to have a propriety interest in the long-term success of the Company, which ultimately enhances shareholder value.

  Guidelines for option awards were established at the inception of the program in 1999. The awards are commensurate with the participant's ability to affect the profitability of the Company. Awards established for different levels of responsibility range from options for 100,000 shares for the Chief Executive Officer ("CEO") to 1,000 for engineering, marketing, administrative and manufacturing personnel. The exercise price of each option is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant.

Chief Executive Officer Compensation

  In 2000, Robert D. Elliott, President and CEO was paid a base salary of $272,300. Mr. Elliott, who is eligible to participate in the Incentive Compensation Plan at a Target Participation level of 60% with a maximum of 90%, was not paid a bonus in 2000.

  The foregoing chart and textual and tabular descriptions provide details of the payments and programs referenced in this report. The industry peer group selected for the five-year cumulative return comparison is a broad group, which covers electronic and electrical equipment component companies.

William G. Little, Chairman
Dennis Horowitz
Benedict P. Rosen

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 9, 2001, certain information regarding the Common Stock ownership of the Company's current directors and nominees, the named executive officers and of all directors and executive officers of the Company as a group. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

                                             Amount and Nature of   Percent of
         Name of Beneficial Owner           Beneficial Ownership(1)   Class
         ------------------------           ----------------------- ----------
Robert D. Elliott..........................          138,500            2.3%
Mulk R. Arora..............................           24,868              *
John F. Brennan............................           25,000              *
Timothy J. Brown...........................           37,577              *
Dennis Horowitz............................           11,500              *
Sherel D. Horsley..........................            9,500              *
Martin Hudis...............................           54,000              *
F. Randal Hunt.............................           12,956              *
William G. Little..........................           41,750              *
Ted M. Miller..............................           32,100              *
Benedict P. Rosen..........................           21,500              *
Enrique Sanchez A..........................          874,668(2)        14.2%
All directors and executive officers as a
 group (14 persons)........................        1,317,919(3)        21.4%

--------
*  Less than 1%.
(1) Includes the following number of shares issuable pursuant to options currently exercisable or exercisable within sixty days: Messrs. Elliott:
     102,000; Arora: 22,000; Brennan: 8,000; Brown: 26,000; Horowitz: 6,500;
     Horsley: 4,500; Hudis: 49,000; Hunt: 11,000; Little: 6,750; Miller:
     27,000; Rosen: 6,500; and Sanchez: 0.
(2) In connection with the acquisition of the capacitor business of Compania General de Electronica in April 1999, the Company issued restricted Aerovox common stock in the specified amounts to the following holders:
     Tako Holding B.V. 145,656; Bires Investments B.V. 110,516; Kato Holding B.V. 110,516; Kasri Holding B.V. 110,516; and Hobir Holding B.V. 110,516. The 587,720 shares held by Tako Holding B.V., Bires Investments B.V., Kato Holding B.V., Kasri Holding B.V. and Hobir Holding B.V. are beneficially owned directly by Mr. Sanchez's adult children. Mr. Sanchez disclaims all voting and/or dispositive power to these shares. ARVX Inc. beneficially owns 286,948 shares of non-restricted Aerovox common stock to which Mr. Sanchez claims sole voting and dispositive power.
(3) Includes 296,250 shares issuable pursuant to options currently exercisable or exercisable within sixty days.

  The only persons or entities known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock are as follows:

                                           Amount and Nature of
   Name and Address of Beneficial Owner    Beneficial Ownership Percent Class
   ------------------------------------    -------------------- -------------
Dimensional Fund Advisors Inc.............       395,300(a)          6.4%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

The Prudential Insurance Company of
 America..................................       334,000(b)          5.4%
 751 Broad Street
 Newark, NJ 07102-3777

Enrique Sanchez Aldunate..................       874,668(c)         14.2%
 Bosque de Jacarandas #87
 Col. Bosques de las Lomas
 Mexico D.F. 11700, Mexico

Charles E. Sheedy.........................       458,160(d)          7.5%
 Two Houston Center, Suite 2907
 Houston, TX 77010

Texas Art Supply Co.......................       523,934(f)          8.5%
 910 Travis Street, Suite 2030
 Houston, TX 77002

William D. Witter, Inc....................       375,106(f)          6.1%
 One Citicorp Center
 153 East 53rd Street
 New York, NY 10022

--------
(a) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 395,300 shares of Aerovox Inc. stock as of December 31, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(b) The Prudential Insurance Company of America ("Prudential") may have direct or indirect voting and/or investment discretion over 334,000 shares of Aerovox Inc. stock which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential disclaims beneficial ownership of these shares.
(c) In connection with the acquisition of the capacitor business of Compania General de Electronica in April 1999, the Company issued restricted Aerovox common stock in the specified amounts to the following holders:
     Tako Holding B.V. 145,656; Bires Investments B.V. 110,516; Kato Holding B.V. 110,516; Kasri Holding B.V. 110,516; and Hobir Holding B.V. 110,516. The 587,720 shares held by Tako Holding B.V., Bires Investments B.V., Kato Holding B.V., Kasri Holding B.V. and Hobir Holding B.V. are beneficially owned directly by Mr. Sanchez's adult children. Mr. Sanchez disclaims all voting and/or dispositive power to these shares. ARVX Inc. beneficially owns 286,948 shares of non-restricted Aerovox common stock to which Mr. Sanchez claims sole voting and dispositive power.
(d)  Sole voting and dispositive power: 458,160 shares.
(e) Texas Art Supply Co., Louis K. Adler, Marc F. Adler, and the Adler Foundation beneficially own, with sole voting and dispositive power, 495,300 shares, 18,500 shares, 10,000 and 134 shares, respectively. Texas Art Supply Co. is a wholly owned subsidiary of Westlane Corporation. Louis K. Adler is President of both Texas Art Supply Co. and Westlane Corporation. Gail F. Adler, the wife of Louis K. Adler, is Vice President of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler and Gail
   F. Adler are the only directors of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler, Gail F. Adler and Marc F. Adler are three of the four Trustees of the Adler Foundation. Marc F. Adler is the son of Louis and Gail Adler. Westlane Corporation may be deemed to be the indirect beneficial owner of shares of Aerovox Common Stock owned by Texas Art Supply Co. and, as such, could be regarded as sharing with Texas Art Supply Co. investment and dispositive power with respect to such shares. Westlane Corporation disclaims beneficial ownership of any of the shares of Aerovox Common Stock held by Texas Art Supply Co.
(f)  Sole voting power and dispositive power: 375,106 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                               OTHER INFORMATION

Outstanding Shares

  Only shareholders of record at the close of business on April 23, 2001, are entitled to notice of and to vote at the meeting. There were 6,146,186 shares of Aerovox Common Stock ("Common Stock"), $1.00 par value, outstanding on that date, each of which is entitled to one vote.

Quorum, Required Votes and Method of Tabulation

  Consistent with state law and under the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  Class III directors will be elected by a plurality of the votes properly cast at the meeting.

  The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors.

Audit Matters

  A representative of KPMG L.L.P. is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

  Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company on or before December 3, 2001 for inclusion in the proxy materials for that meeting.

  If a shareholder wishing to present a proposal at the 2002 Annual Meeting (without regard to whether it will be included in the proxy materials for that meeting) fails to notify the Company by February 16, 2001, the proxies the Company's management receives for the meeting will accord management discretionary authority to vote on that shareholder's proposal if it is properly brought before the meeting.

Other Business

  The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

  The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                  APPENDIX A

                             AEROVOX INCORPORATED
                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT
The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws, regulations and the Company's code of conduct. In performing its duties, the committee will maintain effective working relationships with the Board of Directors, management, and external auditors.

ORGANIZATION
The Audit Committee will be organized consistent with the following significant parameters:

SIZE OF THE COMMITTEE
The Audit Committee will have no less than three members.

QUALIFICATIONS
Committee members must be "independent directors" of the Company. (Members of the Audit Committee will be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the corporation.) In addition, each committee member must be "financially literate" (for these purposes, "financial literacy" is the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement).

FREQUENCY OF MEETINGS
The Committee will meet at times deemed necessary to completely discharge its duties and responsibilities as outlined in this charter.

APPOINTMENT OF MEMBERS AND CHAIRPERSON
Each committee member will be selected by the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Audit Committee will be selected by the Chairman of the Board of Directors and will serve in that capacity for one year. The Chairperson must have academic training in accounting or current or past experience in positions of senior financial management (for example, currently or previously held the position of Chief Financial Officer, Chief Executive Officer or Chairman of a corporation). The Chairperson can serve successive terms in this capacity without limitation.

ROLES AND RESPONSIBILITIES
A broad outline of the roles and responsibilities of the Audit Committee is presented below:

1. Review and approval of the Company's annual and quarterly financial statements, annual and quarterly reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommendations to the board of directors regarding the Board's execution of them;

2. Such review of the annual and quarterly financial statements, annual and quarterly reports and registration statements of the Company's direct or indirect subsidiaries as in the Audit Committee's judgment is appropriate in order to fulfill its responsibilities;

3. Review of the Company's programs for compliance with applicable financial disclosure requirements;

4. Review of the auditing of the Company's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

5. Review of the non-audit professional services provided by the Company's independent public accountants and related fees, considering the possible effect they have on the independence of such accountants;

6. Recommendations to the Board regarding the engagement of independent public accountants;

7. Review of the Company's processes to maintain an adequate system of internal controls;

8. Direction and supervision of investigations into matters within the scope of the Audit Committee's duties;

9. Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Company's stockholders; and

Such other duties and responsibilities as may be assigned to the Audit Committee by the Board of Directors.

In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the general counsel, any of the Company's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Company's independent public accountants, general counsel and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee or its Chairperson in a timely manner any matter he/she feels appropriate to the discharge of the Committee's responsibility.

                             AEROVOX INCORPORATED
                                  JUNE 5, 2001
                     ANNUAL MEETING OF AEROVOX INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert D. Elliott and F. Randal Hunt or either of them, with power of substitution to each, proxies to vote and act at the Annual meeting of Shareholders on Tuesday, June 5, 2001 at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the Statement, receipt of which is acknowledged, and proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED ON THE REVERSE SIDE, THE PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES AS CLASS III DIRECTORS, AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER NOT KNOWN A REASONABLE TIME BEFORE THIS SOLICITATION THAT MAY COME BEFORE THIS MEETING OR ANY ADJOURNMENT THEREOF.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------

                               (See Reverse Side)
------------------------------------------------------------------------

[ ]  Please mark
     your votes as in
     this example

                 FOR   WITHHELD   NOMINEES:         PLEASE MARK, SIGN
1.  Election of  [ ]   [ ]        John F. Brennan   DATE AND RETURN THE
    Class III                     Dennis Horowitz   PROXY CARD USING THE
    Directors:                                      ENCLOSED ENVELOPE.


For, except vote withheld from the
following nominee (s):

-----------------------------------

Signature                 Date            Signature               Date
         -----------------    ------------         ---------------    ---------
                                                   IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.